Exhibit 11.1



                               LANDEC CORPORATION

              STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE
                      (In thousands, except per share data)



                                                        Three Months Ended April 30,    Six Months Ended April 30,
                                                            1996            1995           1996            1995
                                                        -------------   -------------  --------------  -------------

  Net Loss                                                $    (267)      $    (914)     $  (1,515)      $  (1,923)
                                                        =============   =============  ==============  =============


  Shares used in calculating net loss per share:
       Weighted   average  shares  of  common  stock
         outstanding                                          8,874             542          4,713             541
       SEC Staff Accounting Bulletin Topic 4D                     -             640              -             640
                                                        -------------   -------------  --------------  -------------
   Total  shares  used in  calculating  net  loss per         8,874           1,182          4,713           1,181
     share                                              =============   =============  ==============  =============
  Net loss per share                                      $   (0.03)       $  (0.77)      $  (0.32)      $   (1.63)
                                                        =============   =============  ==============  =============

  Shares used in calculating supplemental net loss
     per share:
       Weighted   average  shares  of  common  stock
         outstanding                                          8,874             542          4,713             541
       Weighted   average   shares  of  the  assumed
         conversion    of   preferred    stock   and
         promissory notes from the date of issuance           1,142           6,553          3,996           6,519
                                                        -------------   -------------  --------------  -------------
  Total shares used in calculating  supplemental net
     loss per share                                          10,016           7,095          8,709           7,060
                                                        =============   =============  ==============  =============
  Supplemental net loss per share                         $   (0.03)      $  (0.13)      $   (0.17)      $  (0.27)
                                                        =============   =============  ==============  =============